SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 19, 2005

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced second quarter and six month year to date results as of June 30, 2005.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated July 19, 2005, announcing the second quarter and six months year to date results as of June 30, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: July 19, 2005

Exhibit 99.1

Jeffrey A. Stopko

    July 19, 2005

Senior Vice President &

Chief Financial Officer

(814)-533-5310

AMERISERV FINANCIAL REPORTS IMPROVED FINANCIAL RESULTS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2005

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported increased earnings for both the quarter and six month period ended June 30, 2005.  ASRV reported net income of $370,000 or $0.02 per diluted share for the second quarter of 2005 which represented an increase of $116,000 or 45.7% over the net income performance of $254,000 or $0.02 per diluted share reported in the second quarter of 2004.  For the six month period ended June 30, 2005, the Company has now earned $1.2 million or $0.06 per diluted share which represents significant improvement over the net income of $480,000 or $0.03 per diluted share reported for the six month period ended June 30, 2004.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2005 and 2004:

	Second Quarter 2005	Second Quarter 2004	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Net income	$370,000	$254,000	$1,203,000	$480,000
Diluted earnings per share	$ 0.02	$ 0.02	$ 0.06	$ 0.03

At June 30, 2005, ASRV had total assets of $1.0 billion and shareholders’ equity of $86 million or $4.37 per share.  The Company’s asset leverage ratio improved to 9.92% at June 30, 2005, compared to 7.71% at June 30, 2004.

 Allan R. Dennison, President and Chief Executive Officer, commented on the improved second quarter 2005 results, “Meaningful asset quality improvements, the benefits of the balance sheet repositioning strategies executed in the fourth quarter of 2004, and increased net income contribution from our trust company were the key factors contributing to the increased earnings in 2005.  I was particularly pleased that our non-performing assets have now declined for five consecutive quarters and our net charge-offs averaged only 0.05% of total loans in 2005 compared to 0.48% in 2004.  Our loan loss reserve coverage of non-performing assets has now improved to 284%.”

As a result of this improved asset quality, the Company was able to release a portion of its allowance for loan losses into earnings in the second quarter of 2005.  This loan loss provision benefit amounted to $275,000 in the second quarter of 2005 compared to a loan loss provision of $259,000 in the second quarter of 2004.  For the six months ended June 30, 2005, the Company recorded a negative loan loss provision of $275,000 compared to a provision of $643,000 for the same period in 2004 or a net favorable change of $918,000.  As previously mentioned, the lower levels of non-performing assets and classified loans evidence the improved asset quality.  Non-performing assets declined from $10.2 million or 2.02% of total loans at June 30, 2004 to $3.3 million or 0.64% of total loans at June 30, 2005.  The allowance for loan losses provided 284% coverage of non-performing assets at June 30, 2005 compared to 254% coverage at December 31, 2004, and 108% coverage at June 30, 2004.  The allowance for loan losses as a percentage of total loans amounted to 1.81% at June 30, 2005.

The Company’s net interest income in the second quarter of 2005 increased by $78,000 from the prior year’s second quarter and for the first six months of 2005 increased by $161,000 when compared to the first six months of 2004.  This improvement reflects the benefits from an increased net interest margin which more than offset a reduced level of earning assets.   Specifically, for the first six months of 2005 the net interest margin increased by 37 basis points to 2.69% while the level of average earning assets declined by $135 million.  Both of these items reflect the deleverage of high cost debt from the Company’s balance sheet which has resulted in lower levels of both borrowed funds and investment securities.  The Company’s net interest margin also benefited from increased loans in the earning asset mix as total loans outstanding averaged $519 million in the first six months of 2005 a $23 million or 4.7% increase from the same 2004 period. This loan growth was most evident in the commercial loan portfolio.  Deposits continued their recovery from the low point reached in the fourth quarter of 2004.  Total deposits averaged $696 million for the first six months of 2005, a $34 million or 5.2% increase from the same 2004 period due to increased deposits from the trust company’s operations.  Overall, the Company has been able to generate increased net interest income from a smaller but stronger balance sheet despite the negative impact resulting from a flatter yield curve in 2005.

The Company’s non-interest income in the second quarter of 2005 decreased by $181,000 from the prior year’s second quarter and for the first six months of 2005 declined by $972,000 when compared to the first six months of 2004.  Fewer gains realized on asset sales were the primary factor responsible for the lower non-interest income in 2005.  Specifically, gains realized on the sale of investment securities dropped by $111,000 in the second quarter of 2005 and by $970,000 for the six month period due to the higher interest rate environment in place in 2005.  Deposit service charges only declined by $12,000 in the second quarter of 2005 but are down by $158,000 for the six-month period due primarily to fewer overdraft fees.  Other income is down by approximately $162,000 for both the quarter and six-month period due to lower mortgage production related revenues and declines in several other fee income categories.  These items overshadowed a $159,000 quarterly improvement and a $364,000 or 13.9% increase in trust fees for the six month period ended June 30, 2005 due to continued successful union-related new business development efforts and the benefit of new customer fee schedules that were implemented in the fourth quarter of 2004.

The Company’s total non-interest expense in the second quarter of 2005 increased by $69,000 from the prior year’s second quarter but for the first six months of 2005 decreased by $172,000 when compared to the first six months of 2004.  The largest factor causing the quarterly increase in non-interest expense was an $111,000 increase in professional fees due to higher legal costs and the initial costs associated with implementing Sarbanes-Oxley Section 404.  Professional fees are also up by $138,000 for the six-month period.  Total employee costs are up by $75,000 for the second quarter and by $116,000 or 1.2% for six month period ended June 30, 2005 due primarily to higher medical insurance costs and pension costs which has offset the benefit of a smaller employee base.  The Company did benefit from reduced amortization of core deposit intangibles that decreased by $142,000 for the quarter and $284,000 for the six-month period.  The closure of the Company’s Harrisburg branch office also contributed to the lower occupancy costs which declined by $61,000 in the second quarter and by $105,000 for the six months ended June 30, 2005.  Also, the loss from discontinued operations totaled $74,000 for the second quarter and $139,000 for the six-month period as the Company completed the closure of its mortgage servicing operation as of June 30, 2005.

The Company’s first six-months 2005 net income performance was favorably impacted by an income tax benefit.  Specifically in the first quarter of 2005, the Company lowered its income tax expense by $475,000 due to a reduction in reserves for prior year tax contingencies as a result of the successful conclusion of an IRS examination on several open tax years.  The Company returned to a more typical income tax expense in the second quarter of 2005 as the Company recorded an income tax provision of $96,000 or an effective tax rate of 17.8%.

AmeriServ Financial, Inc., is the parent of AmeriServ Financial Bank and AmeriServ Trust & Financial Services in Johnstown, AmeriServ Associates of State College, and AmeriServ Life Insurance Company.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq NMS: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

July 19, 2005

(In thousands, except per share and ratio data)

(All quarterly and 2005 data unaudited)

2005

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$833	$370	$1,203

PERFORMANCE PERCENTAGES (annualized):
Return on average equity	3.95%	1.75%	2.85%
Net interest margin	2.75	2.63	2.69
Net charge-offs as a percentage of average loans	0.05	0.06	0.05
Loan loss provision as a percentage of average loans	-	(0.21)	(0.11)
Efficiency ratio	94.42	96.81	95.60

PER COMMON SHARE:
Net income:
Basic	$0.04	$0.02	$0.06
Average number of common shares outstanding	19,720,827	19,726,345	19,723,601
Diluted	0.04	0.02	0.06
Average number of common shares outstanding	19,760,049	19,764,647	19,762,371

2004

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$226	$254	$480

PERFORMANCE PERCENTAGES (annualized):
Return on average equity	1.21%	1.41%	1.31%
Net interest margin	2.39	2.25	2.32
Net charge-offs as a percentage of average loans	0.48	0.48	0.48
Loan loss provision as a percentage of average loans	0.31	0.21	0.26
Efficiency ratio	93.83	94.80	94.29

PER COMMON SHARE:
Net income:
Basic	$0.02	$0.02	$0.03
Average number of common shares outstanding	13,962,010	13,969,211	13,965,611
Diluted	0.02	0.02	0.03
Average number of common shares outstanding	14,025,836	14,023,577	14,023,450

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2005 data unaudited)

2005

	1QTR	2QTR
PERFORMANCE DATA AT PERIOD END
Assets	$996,450	$996,786
Investment securities	381,124	385,398
Loans	527,344	522,437
Allowance for loan losses	9,856	9,480
Goodwill and core deposit intangibles	12,896	12,680
Mortgage servicing rights	-	-
Deposits	725,369	691,740
Stockholders’ equity	83,720	86,267
Trust assets – fair market value (B)	1,465,028	1,487,496
Non-performing assets	3,819	3,334
Asset leverage ratio	9.77%	9.92%
PER COMMON SHARE:
Book value (A)	$4.24	$4.37
Market value	5.61	5.35
Market price to book value	132.35%	122.36%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	394	383
Branch locations	22	22
Common shares outstanding	19,722,884	19,729,678

2004

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$1,099,564	$1,178,406	$1,088,849	$1,009,976
Investment securities	504,980	581,553	488,617	401,019
Loans	503,404	500,522	506,551	521,416
Allowance for loan losses	11,379	10,932	9,827	9,893
Goodwill and core deposit intangibles	13,905	13,547	13,329	13,112
Mortgage servicing rights	1,493	1,642	1,395	-
Deposits	656,348	670,941	659,176	644,391
Stockholders’ equity	77,721	67,213	73,471	85,219
Trust assets – fair market value (B)	1,256,064	1,246,458	1,228,126	1,309,362
Non-performing assets	13,482	10,155	5,047	3,894
Asset leverage ratio	7.75%	7.71%	7.85%	9.20%
PER COMMON SHARE:
Book value	$5.57	$4.81	$5.26	$4.32
Market value	6.10	5.55	5.00	5.17
Market price to book value	109.52%	115.50%	95.13%	119.62%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	415	412	409	406
Branch locations	23	23	23	23
Common shares outstanding	13,965,737	13,972,424	13,978,726	19,717,841

    NOTES:

        (A) Other comprehensive income had a negative impact of $0.18 on book value per share at June 30, 2005.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2005 data unaudited)

2005

			YEAR
INTEREST INCOME	1QTR	2QTR	TO DATE
Interest and fees on loans	$7,954	$8,105	$16,059
Total investment portfolio	3,737	3,607	7,344
Total Interest Income	11,691	11,712	23,403

INTEREST EXPENSE
Deposits	2,845	3,188	6,033
All other funding sources	2,551	2,533	5,084
Total Interest Expense	5,396	5,721	11,117

NET INTEREST INCOME	6,295	5,991	12,286
Provision for loan losses	-	(275)	(275)
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,295	6,266	12,561

NON-INTEREST INCOME
Trust fees	1,472	1,506	2,978
Net realized gains on investment securities available for sale	78	-	78
Net realized gains on loans held for sale	72	83	155
Service charges on deposit accounts	584	704	1,288
Bank owned life insurance	250	254	504
Other income	692	633	1,325
Total Non-interest Income	3,148	3,180	6,328

NON-INTEREST EXPENSE
Salaries and employee benefits	4,751	4,680	9,431
Net occupancy expense	668	592	1,260
Equipment expense	639	622	1,261
Professional fees	823	938	1,761
FDIC deposit insurance expense	71	69	140
Amortization of core deposit intangibles	216	216	432
Other expenses	1,775	1,789	3,564
Total Non-interest Expense	8,943	8,906	17,849

INCOME BEFORE INCOME TAXES	500	540	1,040
Provision (benefit) for income taxes	(398)	96	(302)
INCOME FROM CONTINUING OPERATIONS	$898	$444	$1,342
LOSS FROM DISCONTINUED OPERATIONS	(65)	(74)	(139)
NET INCOME	$833	$370	$1,203

2004

			YEAR
INTEREST INCOME	1QTR	2QTR	TO DATE
Interest and fees on loans	$7,691	$7,679	$15,370
Total investment portfolio	5,228	4,943	10,171
Total Interest Income	12,919	12,622	25,541

INTEREST EXPENSE
Deposits	2,543	2,529	5,072
All other funding sources	4,164	4,180	8,344
Total Interest Expense	6,707	6,709	13,416

NET INTEREST INCOME	6,212	5,913	12,125
Provision for loan losses	384	259	643
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,828	5,654	11,482

NON-INTEREST INCOME
Trust fees	1,267	1,347	2,614
Net realized gains (losses) on investment securities available for sale	937	111	1,048
Net realized gains on loans held for sale	40	115	155
Service charges on deposit accounts	730	716	1,446
Bank owned life insurance	275	276	551
Other income	690	796	1,486
Total Non-interest Income	3,939	3,361	7,300

NON-INTEREST EXPENSE
Salaries and employee benefits	4,710	4,605	9,315
Net occupancy expense	712	653	1,365
Equipment expense	648	630	1,278
Professional fees	796	827	1,623
FDIC deposit insurance expense	72	71	143
Amortization of core deposit intangibles	358	358	716
Other expenses	1,888	1,693	3,581
Total Non-interest Expense	9,184	8,837	18,021

INCOME BEFORE INCOME TAXES	583	178	761
Provision (benefit) for income taxes	126	(55)	71
INCOME FROM CONTINUING OPERATIONS	$457	$233	$690
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(231)	21	(210)
NET INCOME	$226	$254	$480

AMERISERV FINANCIAL, INC.

Nasdaq NMS: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2005 data unaudited)

    Note:  2004 data appears before 2005.

2004

2005

		SIX		SIX
	2QTR	MONTHS	2QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$495,519	$495,623	$518,735	$519,060
Deposits with banks	5,117	4,845	524	922
Federal funds sold	47	137	-	-
Total investment securities	554,425	548,093	391,072	393,483

Total interest earning assets	1,055,108	1,048,698	910,331	913,465

Non-interest earning assets:
Cash and due from banks	21,221	21,667	20,290	21,216
Premises and equipment	10,580	10,781	9,523	9,603
Assets of discontinued operations	3,511	3,353	1,718	1,775
Other assets	66,392	64,828	61,513	62,343
Allowance for loan losses	(11,258)	(11,358)	(9,841)	(9,854)

Total assets	$1,145,554	$1,137,969	$993,534	$998,548

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$53,266	$52,552	$54,089	$53,923
Savings	106,627	105,928	99,410	99,509
Money market	118,704	119,567	163,391	154,142
Other time	279,128	276,684	288,499	282,791
Total interest bearing deposits	557,725	554,731	605,389	590,365
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	134,982	131,693	68,212	88,666
Advanced from Federal Home Loan Bank	226,050	226,430	101,011	101,017
Guaranteed junior subordinated deferrable interest debentures	35,567	35,567	20,285	20,285
Total interest bearing liabilities	954,324	948,421	794,897	800,333

Non-interest bearing liabilities:
Demand deposits	107,295	106,820	106,234	105,538
Liabilities of discontinued operations	551	403	612	624
Other liabilities	10,722	8,423	6,959	6,829
Stockholders’ equity	72,662	73,902	84,832	85,224
Total liabilities and stockholders’ equity	$1,145,554	$1,137,969	$993,534	$998,548